Exhibit 1.23

NEITHER THIS PRESS RELEASE OR ANY OF THE INFORMATION SET FORTH HEREIN MAY BE PUBLISHED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN CANADA, SOUTH AFRICA, AUSTRALIA, JAPAN, OR IN ANY JURISDICTION IN WHICH SUCH PUBLICATION OR DISTIRBUTION WOULD BE PROHIBITED BY APPLICABLE LAW

THIS TRANSACTION IS PROPOSED WITH RESPECT TO THE SECURITIES OF A FOREIGN COMPANY. THE TRANSACTION IS SUBJECT TO THE DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE BELOW DOCUMENT, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE THE ISSUER IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

YOU SHOULD BE AWARE THAT THE ISSUER MAY PURCHASE SECURITIES OTHERWISE THAN IN THE CONTEXT OF THE TRANSACTION, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

PRESS RELEASE

Call of the Extraordinary Shareholders’ meeting

Documentation deposit

Milan, 27 May 2020- Davide Campari-Milano S.p.A. (Campari or the Company) announces that on the date hereof the Extraordinary shareholders’ meeting has been convened on a single call, on Friday, 26 June 2020, at Campari Academy, Via Campari 23, Sesto San Giovanni (Milan) to resolve on the following item on the agenda:

Extraordinary session

1.
Proposal to revoke pursuant to article 2437-bis, 3rd paragraph, of the civil code the resolution on the transfer of the Company’s registered office to Amsterdam (the Netherlands) approved by the extraordinary shareholders’ meeting of Campari on 27 March 2020.

It is also announced that, on the date hereof, the notice of call of the Extraordinary shareholders’ meeting and Explanatory report prepared by the board of directors on the item on the agenda were made available to the public at the registered office and were published on the corporate website of the Company http://www.camparigroup.com/en/investor/agm and on the authorised storage mechanism “1Info” available at www.1info.it.

As provided in the notice of call, shareholders are reminded that in accordance with art. 106, paragraph 4, of the Law Decree No. 18 of 17 March 2020, converted with amendments by Law no. 27 of 24 April 2020 providing measures related to the COVID-19 epidemiological emergency, that attendance at the shareholders’ meeting and the exercise of the voting rights may only take place through the appointed representative pursuant to art. 135-undecies of Legislative Decree no. 58 of 24 February 1998, as per the indications provided in the specific paragraph of the notice to which reference is made for further details.

NEITHER THIS PRESS RELEASE OR ANY OF THE INFORMATION SET FORTH HEREIN MAY BE PUBLISHED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN CANADA, SOUTH AFRICA, AUSTRALIA, JAPAN, OR IN ANY JURISDICTION IN WHICH SUCH PUBLICATION OR DISTIRBUTION WOULD BE PROHIBITED BY APPLICABLE LAW

For further information

Investor Relations
Chiara Garavini	Tel. +39 02 6225 330	Email: chiara.garavini@campari.com
Corporate Communications
Enrico Bocedi	Tel. +39 02 6225 680	Email: enrico.bocedi@campari.com

http://www.camparigroup.com/en/investor
http://www.camparigroup.com/en

* * *

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This press release is for informational purposes only and is not intended to constitute and does not constitute an offer or an invitation to exchange, sell or a solicitation of an offer of subscription or purchase, or an  invitation to exchange, purchase or subscribe for any financial instrument or any part of the business or assets described herein, any other participation or a solicitation of any vote or approval in any jurisdiction, in relation to this transaction or otherwise, nor will any sale, issuance or transfer of financial instruments take place in any jurisdiction in breach of the applicable law. This press release must not be interpreted in any way as a recommendation to anyone who reads it. No offer of financial instruments will be made. This press release is not a prospectus or information document on a financial product or other offer document for purposes of Regulation (EU) 2017/1129 of the European Parliament and Council dated 14 June 2017.

This press release does not constitute an offer to the public in Italy, within the meaning set forth in Section 1, letter (t) of Legislative Decree no. 58 of 24 February 1998, as subsequently amended and supplemented. The issuance, publication or distribution of this documentation in certain jurisdictions may be restricted by law and, therefore, persons in the jurisdictions in which this document is issued, published or distributed must become informed and comply with such restrictions.

This press release does not constitute an offer of sale of securities in the United States under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or in any other jurisdiction in which it is illegal to make such an offer, or a solicitation of votes for the Shareholders’ Meeting mentioned in this document. The securities referred to in this press release have not been and will not be registered in accordance with the Securities Act or the securities laws of any state or other jurisdiction of the United States, and any statement to the contrary constitutes a breach of the law. The securities referred to herein have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission, any state securities commission in the United States or any other U.S. regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering of the securities referred to herein. The securities referred to in this press release may not be offered or sold in the United States or to, or on behalf of or for the benefit of U.S. Persons, as defined in Regulation S under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act, and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

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